UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 27, 2004

Retractable Technologies, Inc.

(Exact name of registrant as specified in its charter)

Texas	000-30885	75-2599762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

511 Lobo Lane, Little Elm, Texas	75068-0009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 294-1010

None

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On February 1, 2002, the Company filed a patent infringement lawsuit alleging willful and intentional infringement of two patents (U.S. Patent Nos. 5,578,011 and 6,090,077) directed to syringes having retractable needles in the United States District Court for the Eastern District of Texas, Sherman Division, styled Retractable Technologies, Inc. and Thomas J. Shaw v. New Medical Technology, Inc.; New Medical Technology, LTD.; and NMT Group PLC, Cause No. 4:02-CV-34 (the “Infringement Suit”). The defendants counterclaimed, alleging noninfringement and invalidity of the patents. On February 18, 2003, the Company and Thomas J. Shaw filed an additional complaint against the same defendants, alleging infringement of a third syringe patent (U.S. Patent No. 5,385,551). (Patent Nos. 5,578,011; 6,090,077 and 5,385,551 are collectively referred to herein as the “Asserted Patents.”) The two actions were consolidated.

Effective as of April 27, 2004, the Company and Thomas J. Shaw entered into a Settlement Agreement and Release (the “Settlement Agreement”) with New Medical Technology, Inc.; New Medical Technology, LTD and NMT Group PLC (collectively “NMT”). Pursuant to the Settlement Agreement, the parties have agreed to file a Stipulation and Consent Judgment (the “Consent Judgment”) in full settlement of the claims raised in the Infringement Suit. The Consent Judgment asserts that NMT manufactured the NMT Safety Syringe and imported and sold it in the United States until it ceased the offer and sale of these products in 2003. The Consent Judgment includes admissions that the NMT Safety Syringe infringed the Asserted Patents which were valid and enforceable. The Consent Judgment enjoins NMT and all parties acting in concert with them from importing the NMT Safety Syringe into the United States and from making, using, selling or offering to sell the NMT Safety Syringe within the United States until the lapse or expiration of all the Asserted Patents.

Within three days of the entry of the Consent Judgment, NMT shall cause the delivery of One Million Dollars ($1,000,000.00) to the Company. This amount is an amount arrived at by compromise for purposes of settling the Infringement Suit. NMT has agreed to release the Company and Mr. Shaw from all claims asserted in the Infringement Suit and any other claims which existed as of April 27, 2004, but did not release any claim they may have in any action brought by the Company or Mr. Shaw in any jurisdiction outside the United States in relation to the sale of the NMT Safety Syringe made by NMT outside the United States.

In exchange, the Company and Mr. Shaw have released NMT from any causes of action which could have been brought in the Infringement Suit and any other claims which existed as of April 27, 2004, except that this release in no way applies to: 1) Becton Dickinson and Company or any subsidiary or affiliate, 2) Abbott Laboratories or any subsidiary or affiliate, 3) any claim that the Company or Mr. Shaw may have under any patents against the syringe technology advertised by NMT as “Second Generation,” 4) any claim under any patent against any medical product of NMT other than the NMT Safety Syringe or 5) any claim that the Company or Mr. Shaw may have against NMT in any jurisdiction outside the United States for infringement of any patent issued by any country or region other than the United States.

On April 29, 2004, the Company issued a press release regarding the Settlement Agreement.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

10.	Settlement Agreement and Release among the Company, Thomas J. Shaw, New Medical Technology, Inc.; New Medical Technology LTD and NMT Group PLC.

99.	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: April 29, 2004	RETRACTABLE TECHNOLOGIES, INC
(Registrant)

	BY:	/s/ Thomas J. Shaw

THOMAS J. SHAW CHIEF EXECUTIVE OFFICER